UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2011

STATION CASINOS LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54193	27-3312261
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective June 17, 2011 (the “Closing Date”), Station Casinos LLC (the “Company”) and its subsidiaries entered into:

•     A new credit agreement (the “Propco Credit Agreement”) with Deutsche Bank AG Cayman Islands Branch, as administrative agent, the other lender parties thereto (collectively, the “Mortgage Lenders”), consisting of a term loan facility in the principal amount of $1.6 billion and a revolving credit facility in the amount of $125 million; and

•     A new credit agreement (the “Opco Credit Agreement”) with Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the other lender parties there to, consisting of approximate $435 million in aggregate principal amount of term loans, subject to adjustment pursuant to the terms of the Asset Purchase Agreement an (together with a $25 million revolving credit facility, the “Opco Credit Agreement”); and

•     An amended and restated credit agreement (the “Restructured Land Loan”) with the Deutsche Bank AG Cayman Islands Branch and JPMorgan Chase Bank, N.A. as initial lenders (the “Land Loan Lenders”), consisting of a term loan facility with a principal amount of $105 million; and

•     A new first lien credit agreement with Jefferies Finance LLC and Goldman Sachs Lending Partners LLC, as initial lenders (collectively, the “GVR Lenders”), consisting of a revolving credit facility in the amount of $10 million and a term loan facility in the amount of $215 million (“GVR First Lien Credit Agreement”), and a new second lien credit agreement with the GVR Lenders with a term loan facility in the amount of $90 million (the “GVR Second Lien Credit Agreement” and together with the GVR First Lien Credit Agreement, the “GVR Credit Agreements”).

The Propco Credit Agreement, Opco Credit Agreement, the Restructured Land Loan, and the GVR Credit Agreements are referred to herein as the “Credit Agreements”.  The Credit Agreements contain a number of covenants that impose significant operating and financial restrictions on the Company, including restrictions on the Company and its subsidiaries’ ability to, among other things: (a) incur additional debt or issue certain preferred units; (b) pay dividends on or make certain redemptions, repurchases or distributions in respect of the Company’s membership interests or make other restricted payments; (c) make certain investments; (d) sell certain assets; (e) create liens on certain assets; (f) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and (g) enter into certain transactions with its affiliates.  In addition, the Credit Agreements contain certain financial covenants, including minimum interest coverage ratio, total leverage ratio and maximum capital expenditures.

The Credit Agreements also contain certain events of default including, among other things, nonpayment of principal when due; nonpayment of interest, fees or other amounts after a five business day grace period; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain covenants, to certain grace periods); cross-default; bankruptcy events; certain Employee Retirement Income Security Act events; material judgments; and a change of control.

Propco Credit Agreement

Effective as of the Closing Date, the Company, as borrower, entered into the Propco Credit Agreement consisting of a term loan facility in the principal amount of $1.6 billion (the “Propco Term Loan”) and a revolving credit facility in the amount of $125 million (the “Propco Revolver”).  The Propco Term Loan has three tranches.  Tranche B-1 has a principal amount of $200 million, Tranche B-2 has a principal amount of $750 million and Tranche B-3 has a principal amount of $625 million.  The initial maturity date of the loans made under the Propco Credit Agreement other than the Tranche B-3 loans will be on the fifth anniversary of the Closing Date but may be extended for two additional one-year periods, subject to the absence of defaults, accuracy of representations and warranties, payment of an extension fee equal to 1.00% of the outstanding principal amount of Tranche B-1 and Tranche B-2 loans for each extension, and pro forma compliance with the total leverage and interest coverage ratios, and, in the case of the second extension of maturity, a total leverage ratio of less than 6.20 to 1.00.  The maturity date of the Tranche B-3 loan will be the seventh anniversary of the Closing Date.  Interest will accrue on the principal balance of the outstanding amounts under the Propco Revolver and Tranche B-1 loans at the rate per annum, as selected by the Company, of not more than LIBOR plus 3.00% or base rate plus 2.00% for the first three years of the term; LIBOR plus 3.50% or base rate plus 2.50% for the fourth and fifth year; LIBOR plus 4.50% or base rate plus 3.50% in the sixth year if the Company elects to exercise the first optional extension of the maturity of the loans; and LIBOR plus 5.50% or base rate plus 4.50% for the seventh year if the Company elects to exercise the second optional extension of the maturity of the loans.  Base rate is subject to a floor equal to one-month LIBOR plus 1.00%.  Interest will accrue on the Tranche B-2 loan at a rate per annum, as selected by the Company of not more than LIBOR plus 4.00% or base rate plus 3.00%.  Interest will accrue on the Tranche B-3 loan at a rate per annum, as selected by the Company, equal to LIBOR plus approximately 1.80% or base rate plus approximately 0.80% until the third anniversary of the Closing Date; LIBOR plus 3.02% or base rate plus 2.02% between the third anniversary and the fifth anniversary of the Closing Date; LIBOR plus 5.37% or base rate plus 4.37% between the fifth anniversary and sixth anniversary of the Closing Date; and LIBOR plus 7.69% or base rate plus 6.69% from and after the sixth anniversary of the Closing Date.  The lenders may elect to elect to fix the interest rate on all or a portion of the Tranche B-3 loan and may elect prior to December 31, 2011 to exchange all or a portion of such fixed rate Tranche B-3 loans for senior unsecured notes in a form suitable for resale under Rule 144A of the Securities Act of 1933, as amended.  Additionally, the Company is subject to a fee of 0.50% for the unfunded portion of the Propco Revolver.

The Propco Credit Agreement contains certain financial and other covenants.  These include a minimum interest coverage ratio ranging from 2.00:1.00 in 2012 to 1.50:1.00 in 2018 and total leverage ratio ranging from 11.25:1.00 in 2012 to 6.75:1.00 in 2018 beginning eighteen months following the Closing Date.  The Propco Credit Agreement also provides for maximum capital expenditures not to exceed $35 million in 2011 and $70 million in each of 2012, 2013, 2014, 2015, 2016, 2017 and 2018.  The Company is not required to make principal payments prior to maturity of the Propco Credit Agreement other than (a) prepayments of the Tranche B-1 and Tranche B-2 loans of 75% of excess cash flow if the total leverage ratio is equal to or greater than 6.00:1.00, 50% of excess cash flow if the total leverage ratio is less than 6.00:1.00 but greater than or equal to 4.00:1.00, or 25% if the total leverage ratio is less than 4.00:1.00 subject, in each case, to maintenance of minimum liquidity of $10 million; (b) prepayments with proceeds of certain asset sales, events of loss, incurrence of debt and equity issuances, (c) prepayments of the Propco Revolver of unrestricted cash in excess of $15 million (which does not permanently reduce the revolving loan commitment) and (d) quarterly payments of an amount equal to 0.25% of the aggregate principal amount of the Tranche B-1 and Tranche B-2 loans outstanding on the Closing Date.

The Propco Credit Agreement is guaranteed by all subsidiaries of the Company except its unrestricted subsidiaries.  The Propco Credit Agreement is secured by a pledge of the Company’s equity (including equity held by Station Holdco LLC (“Station Holdco”) and Station Voteco LLC (“Station Voteco”) in the Company), together with all tangible and intangible assets of the Company and its subsidiaries (other than (i) any assets of NP IP Holdings LLC, (ii) liens prohibited by applicable gaming laws, (iii) equity issued by, and any assets of, NP Opco LLC or its subsidiaries, (iv) equity issued by, or any property of, a wholly owned, indirect subsidiary of the Company, CV Propco, LLC, and its subsidiaries and (v) any assets of any other unrestricted subsidiaries.

Opco Credit Agreement

Effective as of the Closing Date, a subsidiary of the Company, NP Opco LLC (“Opco”), as borrower, entered into the Opco Credit Agreement consisting of (a) a term loan facility in the principal amount of approximately $410.7 million (the “Opco Term Loan”), (b) a land term loan in the principal amount of $25 million (the “Land Term Loan”) and (b) a revolving credit facility in the maximum amount of $25 million, the availability of which is subject to standard closing and continuing conditions (the “Opco Revolver”).  In addition, Opco shall have the option, after the first anniversary of the Closing Date, to solicit lending commitments to increase the amount of the Opco Revolver by up to an additional $25 million.  The initial maturity date will be on the fifth anniversary of the Closing Date but may be extended for two additional one-year periods, subject to the absence of defaults, accuracy of representations and warranties, and payment of 1.00% extension fee for each extension, and pro forma compliance with the total leverage and interest coverage ratios.  Interest shall accrue on the principal balance of loans (other than the Land Term Loan) at the rate per annum, as selected by Opco, of not more than LIBOR plus 3.00% or base rate plus 2.00% for the first three years of the term; LIBOR plus 3.50% or base rate plus 2.50% for the fourth and fifth year; LIBOR plus 4.50% or base rate plus 3.50% for the sixth year if the Company elects to exercise the first optional extension of the maturity of the loans; and LIBOR plus 5.50% or base rate plus 4.50% for the seventh year if Opco elects to exercise the second optional extension of the maturity of the loans. Base rate is subject to a floor equal to one-month LIBOR plus 1.00%.  Interest shall accrue on the principal balance of the Land Term Loan at the rate per annum, as selected by Opco, of not more than LIBOR plus 3.50% or base rate plus 2.50% for the first five years of the term; LIBOR plus 4.50% or base rate plus 3.50% from the fifth anniversary to the sixth anniversary of the Closing Date; and LIBOR plus 5.50% or base rate plus 4.50% from the sixth anniversary of the Closing Date.  Interest on the Land Term Loan shall be paid in kind unless Opco elects to pay such amounts in cash.  Additionally, Opco is subject to a fee of 0.50% for the unfunded portion of the Opco Revolver.

The Opco Credit Agreement contains certain financial and other covenants.  These include a maximum total leverage ratio ranging from 6.25:1.00 in 2012 to 3.50:1.00 in 2018 and a minimum interest coverage ratio ranging from 3.25:1.00 in 2012 to 2.50:1.00 in 2018, which covenants commence on the earlier of eighteen months after the Closing Date or the date on which aggregate investments by Opco deemed to have been made due to the designation of restricted subsidiaries as unrestricted subsidiaries exceed $10 million.  The Opco Credit Agreement also provides for maximum capital expenditures not to exceed $35 million in 2011, $40 million in each of 2012 and 2013, $45 million in each of 2014 and 2015 and $50 million in each of 2016 and 2017.  Opco is not required to make principal payments prior to the maturity of the Opco Credit Agreement other than (a) commencing with the fiscal year ended December 31, 2011, annual prepayments of 75% of excess cash flow if the total leverage ratio is equal to or greater than 3.50:1.00, 50% of excess cash flow if the total leverage ratio is less than 3.50:1.00 but greater than or equal to 2.50:1.00, or 25% of excess cash flow if the total leverage ratio is less than 2.50:1.00, subject, in each case, to maintenance of certain reserves not to exceed of $3 million; (b) prepayments with proceeds of certain asset sales, events of loss, incurrence of debt and equity issuances and (c) prepayments of the Opco Revolver of unrestricted cash in excess of $7.5 million (which does not permanently reduce the revolving loan commitment).

The Opco Credit Agreement is guaranteed by NP Opco Holdings LLC (“Opco Holdings”) and all subsidiaries of Opco except unrestricted subsidiaries.  The Opco Credit Agreement is secured by a pledge of Opco equity, together with all tangible and intangible assets of Opco Holdings, Opco and its subsidiaries (other than property of unrestricted subsidiaries and subject to limitations required by applicable gaming laws).

Restructured Land Loan

Effective as of the Closing Date, a subsidiary of the Company, CV PropCo, LLC (“CV Propco”), as borrower, entered into the Restructured Land Loan in the principal amount of $105 million.  The initial maturity date will be June 16, 2016.  Interest shall accrue on the principal balance at the rate per annum, at the option of the Company of LIBOR plus 3.50% or base rate plus 2.50% for the first five years; LIBOR plus 4.50% or base rate plus 3.50% for the sixth year of the term; and LIBOR plus 5.50% or base rate plus 4.50% in the seventh year.  All interest on the Restructured Land Loan will be paid in kind for the first five years.  CV Propco has two options to extend the maturity date for an additional year to be available subject to absence of default, payment of up to 1.00% extension fee for each year, a step-up in interest rate to not more than LIBOR plus 4.50% or base rate plus 3.50% in the sixth year and not more than LIBOR plus 5.50% or base rate plus 4.50% in the seventh year.  Interest accruing in the sixth and seventh years shall be paid in cash.  There is no scheduled minimum amortization prior to final stated maturity, but the Restructured Land Loan is subject to mandatory prepayments with excess cash and, subject to certain exceptions, with casualty or condemnation proceeds.  The Restructured Land Loan is guaranteed by NP Tropicana LLC (a subsidiary of the Company), NP Landco Holdco LLC (a subsidiary of the Company and parent of CV Propco and NP Tropicana LLC and all subsidiaries of CV Propco and secured by a pledge of CV Propco and NP Tropicana LLC equity and all tangible and intangible assets of NP Tropicana LLC, NP Landco Holdco LLC and CV Propco and its subsidiaries, principally consisting of land located on the southern end of Las Vegas Boulevard at Cactus Avenue and land surrounding the Wild Wild West Gambling Hall and Hotel.  The land carry costs of CV Propco are supported by the Company under a limited support agreement that provides for a guarantee from the Company to the Land Loan Lenders of the timely payment of all taxes, insurance premiums and other land carry costs (excluding debt service) payable by CV Propco.

GVR Credit Agreement

Effective as of the Closing Date, Station GVR Acquisition, LLC, as borrower (“GVR Borrower”), entered into the GVR First Lien Credit Agreement which consists of a $10 million revolving credit facility (the “GVR Revolver”) and a $215 million term loan (the “GVR First Lien Term Loan” and together with the GVR Revolver, the “GVR First Lien Loan”) and the GVR Second Lien Credit Agreement consisting of a $90 million term loan (the “GVR Second Lien Loan” and together with the GVR First Lien Loan, the “GVR Loans”).  The maturity date of the GVR First Lien Loan will be the fifth anniversary of the Closing Date and the maturity date of the GVR Second Lien Loan will be the sixth anniversary of the Closing Date.  The GVR First Lien Term Loan has scheduled quarterly minimum amortization payments in the amount of one percent per annum.  There will not be scheduled minimum amortization payments of the second lien term loan prior to final stated maturity.  The GVR Loans are subject to customary mandatory prepayments, including sale of equity or issuance of debt and with excess cash flow.  Interest shall accrue on the GVR First Lien Loan at the rate per annum, at the option of the Company of LIBOR plus 4.75% with a 1.50% LIBOR floor or base rate plus 3.75% with a 2.50% base rate floor and interest shall accrue on the GVR Second Lien Loan at the rate per annum, at the option of the Company of LIBOR plus 8.50% with a 1.50% LIBOR floor or a base rate plus 7.50% with a 2.50% base rate floor.  The GVR Credit Agreements contain certain financial and other covenants.  The GVR First Lien Credit Agreement has a maximum total leverage ratio ranging from 7.50:1.00 in 2011 to 4.50:1.00 in 2016 and a fixed charge coverage ratio ranging from 1.10:1.00 in 2011 to 1.40:1.00 in 2016. The GVR Second Lien Credit Agreement has a maximum total leverage ratio ranging from 8.50:1.00 in 2011 to 5.50:1.00 in 2016 and a fixed charge coverage ratio ranging from 0.90:1.00 in 2011 to 1.30:1.00 in 2016.  The GVR First Lien Credit Agreement also provides for maximum capital expenditures not to exceed $8 million in 2011 and $12.5 million in each year thereafter during the term of the GVR Frst Lien Credit Agreement.  The GVR Second Lien Credit Agreement also provides for maximum capital expenditures not to exceed $9 million in 2011 and $14 million in each year thereafter during the term of the GVR Second Lien Credit Agreement.  The GVR Loans are guaranteed by all subsidiaries of GVR Borrower and its immediate parent company, GVR Holdco 1 LLC (“GVR Holdco”) and is secured by first lien and second lien pledges of GVR Borrower equity, together with first and second priority liens on all tangible and intangible assets of GVR Holdco and its subsidiaries that may be pledged as collateral pursuant to applicable law.

The foregoing summary of the Credit Agreements does not purport to be complete and is subject to and qualified in its entirety by the full text of each of the Propco Credit Agreement, the Opco Credit Agreement, the Restructured Land Loan, the GVR First Lien Credit Agreement and the GVR Second Lien Credit Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively.

Asset Purchase Agreement

Effective as of the Closing Date, the Company assumed the rights and obligations under that certain Asset Purchase Agreement, dated as of June 7, 2010 (as amended, the “Asset Purchase Agreement”), with Station Casinos, Inc. (“STN”) and certain of its subsidiaries.  Pursuant to the terms of the Asset Purchase Agreement, the Company and its subsidiaries acquired substantially all of the assets of STN and certain of its subsidiaries (other than the Propco Properties (as defined below) and the Green Valley Ranch Resort), including Santa Fe Station, Texas Station, Fiesta Henderson, Fiesta Rancho and interests in certain Native American gaming projects, for a purchase price of $772 million, consisting of the following: (i) an amount in cash equal to $317 million, subject to adjustment pursuant to the terms of the Asset Purchase Agreement; and (ii) $455 million in aggregate principal amount of term loans, subject to adjustment pursuant to the terms of the Asset Purchase Agreement.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of each of the Asset Purchase Agreement and the amendments thereto, which are filed as Exhibits 10.22, 10.23, 10.24, 10.25 and 10.26 respectively.

Equityholders Agreement

Effective as of the Closing Date, the Company, certain of its subsidiaries and affiliates and each other holder of equity interests listed therein, entered into an Equityholders Agreement (the “Equityholders Agreement”).  The Equityholders Agreement, among other things, contains agreements among the parties thereto with respect to restrictions on the transfer of equity interests, including a right of first refusal, tag-along rights, drag-along rights and preemptive rights.  In addition, the Equityholders Agreement governs the composition of the Board of Directors or Managers, as applicable, of each of the companies which are party to the Equityholders Agreement (the “Companies”).

Certain qualifying equityholders have preemptive rights with respect to issuances of equity interests in Station Holdco.  Each preemptive rights offeree will have the opportunity to purchase its pro rata allotment of such equity interests in Station Holdco, calculated as set forth in the Equityholders Agreement, on terms and conditions not less favorable than those on which Station Holdco proposes to a third party.  Such preemptive rights offerees also have preferential rights to purchase equity interests in Station Holdco to the extent other preemptive rights offerees do not exercise their preemptive rights.  These preemptive rights do not apply with respect to any issuance by Station Holdco of (i) any units issued or issuable upon the exercise of the warrants, (ii) pursuant to the initial public offering, (iii) in connection with any unit split, dividend, combination, recapitalization or similar transaction that is pro rata among the holders of the applicable class of units of Station Holdco or Station Voteco, as applicable, (iv) units to be issued as all or a portion of the consideration to be paid in an acquisition of any assets or any Person, which acquisition was approved by supermajority vote of the Station Holdco Board of Directors, or (v) any equity interests issued to any director, officer or employee of any of the Companies pursuant to any equity incentive plan or employee benefit plan approved by the Station Holdco or the Company’s Board of Directors, as applicable.

The Equityholders Agreement provides for certain demand registration rights that could cause an initial public offering not earlier than five years following the Closing Date and piggyback registration rights that would come into effect once a demand registration occurs.

Major actions of the Companies would require the affirmative vote of a supermajority of the Board of Directors, Board of Managers, or Sub Board, as applicable, except that the actions relating to bankruptcy, insolvency, etc. would require the approval of all of the Fertitta designees to the applicable Board of Directors (“Fertitta Directors”) and all of the Mortgage Lender designees to the applicable Board of Directors (“Lender Directors”).  There are twenty-eight such major actions listed in the Equityholders Agreement.

The Equityholders Agreement also provides that any decision by Station Holdco, the Company or any subsidiary to amend, extend, renew or terminate its respective management agreement or the Non-Competition Agreement, or to select any replacement management company and the terms of such services, may be made only by a majority of the Lender Directors, subject to the Fertitta Directors’ right to propose the replacement management company and terms of any such services.

The foregoing summary of the Equityholders Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Equityholders Agreement, which is filed as Exhibit 10.7.

Management Agreements

Effective as of the Closing Date, the Company and certain of its subsidiaries (in such capacity, the “Owner”) entered in to the following management agreements with subsidiaries of the Company’s affiliate, Fertitta Entertainment LLC (in such capacity, the “Manager”):

•      Management Agreement between Station Casinos LLC and FE Propco Management LLC for the operation and management of the Propco Properties (the “Propco Management Agreement”).

•      Management Agreement between NP Opco LLC and FE Opco Management LLC for the operation and management of the Opco Assets (the “Opco Management Agreement”).

•      Management Agreement between Station GVR Acquisition, LLC and FE GVR Management LLC for the operation and management of the Green Valley Ranch Resort, Casino & Spa (the “GVR Management Agreement”.

•      and together with the Propco Management Agreement and the Opco Management Agreement, collectively the “Management Agreements”).

Under the terms of the Management Agreements, the Manager is entitled to: (1) a base management fee equal to 2% of the gross revenues from the operation of the properties, (2) an incentive management fee equal to 5% of EBITDA generated by the properties, and (3) expense reimbursement and overhead allocation.

The Management Agreements are for a term of 25 years and non-terminable by the Owner except under specified circumstance, including breaches of such agreement or gross negligence or willful misconduct of the Manager, suspension of gaming licenses, certain bankruptcy events, change of control events or failure of the performance test by the manager.  To fail the performance test (which is subject to cure if the Manager elects to make certain cure payments), Manager must fail both the (i) “Budget EBITDA Test” and the (ii) “Market EBITDA Test” for two consecutive fiscal years, starting with the sixth and seventh fiscal years during the term of the Management Agreements.

While the Manager has authority to manage the day to day operations of the managed properties, the Manager is required pursuant the terms of the Management Agreements to seek the approval of Owner with respect to certain significant decisions.

The foregoing summary of the Management Agreements does not purport to be complete and is subject to and qualified in its entirety by the full text of each of the Propco Management Agreement, the Opco Management Agreement, and the GVR Management Agreement, which are filed as Exhibits 10.27, 10.28, and 10.29, respectively.

Non-Competition Agreement

Effective as of the Closing Date, the Company entered into a non-competition agreement (the “Non-Competition Agreement”) with Frank J. Fertitta III, Lorenzo J. Fertitta, Fertitta Entertainment LLC, FI Station Investor LLC, FE Propco Management LLC, FE Opco Management LLC, and GVR Management LLC (collectively, the “FE Entities”) and the Mortgage Lenders.  The Non-Competition Agreement provides that there are no restrictions on the ability of the FE Entities or their affiliates to enter into management agreements in respect of other enterprises of any kind, wherever located, however, if such management agreements are with respect to a Competitive Market Gaming and Hotel Business (as such term is defined in the Non-Competition Agreement) and provide compensation to any Fertitta affiliate in excess of the compensation that such Fertitta affiliate would have received if such management agreement was compensated on the terms set forth in the Management Agreements (described above), then such “excess” amount shall be paid over to the Company as a consent fee (“Consent Fee”).  Additionally, acquisitions by the FE Entities and certain of their affiliates of equity interests in any Competitive Market Gaming and Hotel Business are limited and the Company has a right of first refusal over such investments by the FE Entities and certain of their affiliates.  The FE Entities also have agreed to give the Mortgage Lenders a right of first refusal over certain investment opportunities in gaming and casino businesses located outside of the competitive area.  The Non-Competition Agreement expires on the later of (x) the date on which the last of the Management Agreements has terminated in accordance with its terms and (y) the date that neither Frank J. Fertitta III or Lorenzo J. Fertitta remains as chief executive officer of the Company.

The foregoing summary of the Non-Competition Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Non-Competition Agreement, which is filed as Exhibit 10.6.

Boulder Ground Lease

Effective as of the Closing Date, a subsidiary of the Company assumed all of the rights and obligations of STN with respect to the lease of approximately 27 acres on which Boulder Station is situated.  Such lease was entered into on June 1, 1993 (as amended, the “Boulder Station Lease”) by and between Boulder Station, Inc. and KB Enterprises, a company owned by the Frank J. Fertitta and Victoria K. Fertitta Revocable Family Trust (the “Related Lessor”).  Frank J. Fertitta, Jr. and Victoria K. Fertitta are the parents of Frank J. Fertitta III, Chief Executive Officer and President of the Company and Lorenzo J. Fertitta, a Manager of the Company.  The Boulder Station Lease has a term that expires in June 2058.  The Boulder Station Lease provides for monthly payments of $222,933 through May 2013.  In June 2013, and every ten years thereafter, the rent will be adjusted to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return for comparably situated property or (ii) 8% per year.  In no event will the rent for any period be less than the immediately preceding period.  In June 2013, and every ten years thereafter, the rent will be adjusted by a cost of living factor.  Pursuant to the Boulder Station Lease, the Company has an option, exercisable at five-year intervals (with the next option in June 2013), to purchase the land at fair market value.  The Company’s leasehold interest in the property is subject to a lien to secure borrowings under the Propco Credit Agreement.  The Company believes that the terms of the Boulder Station Lease are as fair to it as could be obtained from an independent third party.

The foregoing summary of the Boulder Station Lease does not purport to be complete and is subject to and qualified in its entirety by the full text of each of the Boulder Station Lease, the amendments thereto and the related option agreements, which are filed as Exhibits 10.8, 10.9, 10.10, 10.11, 10.12, 10.13 and 10.14, respectively.

Texas Ground Lease

Effective as of the Closing Date, a subsidiary of the Company assumed all of the rights and obligations of STN with respect to the lease of approximately 47 acres on which Texas Station is situated.  Such lease was entered into on June 1, 1995 (as amended, the “Texas Station Lease”) by and between Station Casinos, Inc. and Texas Gambling Hall & Hotel, Inc., a company owned by the Related Lessor.  The Texas Station Lease has a term that expires in July 2060.  The Texas Station Lease provides for monthly rental payments of $337,417 through June 2010 with scheduled adjustments in July 2010, and every ten years thereafter, to the product of the fair market value of the land and the greater of (i) the then prevailing annual rate of return being realized for owners of comparable land in Clark County or (ii) 8% per year.  The July 2010 adjustment was deferred.  In July 2015, and every ten years thereafter, the rent will be adjusted by a cost of living factor.  In no event will the rent for any period be less than the immediately preceding period.  Pursuant to the Texas Station Lease, the Company’s subsidiary has an option, exercisable at five-year intervals beginning in May 2030, to purchase the land at fair market value.  The Company believes that the terms of the Texas Station Lease are as fair to it as could be obtained from an independent third party.

The foregoing summary of the Texas Station Lease does not purport to be complete and is subject to and qualified in its entirety by the full text of each of the Texas Station Lease, the amendments thereto and the related option agreements, which are filed as Exhibits 10.15, 10.16, 10.17, 10.18, 10.19, 10.20 and 10.21, respectively.

Item 2.01.  Completion of Acquisition or Disposition of Assets

Overview

On the Closing Date, the Company and its subsidiaries acquired substantially all of the assets of its predecessor, Station Casinos, Inc. (“STN”), and certain of STN’s subsidiaries and affiliates, including (i) the Palace Station, Boulder Station, Sunset Station and Red Rock (collectively, the “Propco Properties”), (ii) Santa Fe Station, Texas Station, Fiesta Henderson, Fiesta Rancho and interests in certain Native American gaming projects (the “Opco Assets”), pursuant to the joint plan of reorganization of STN and certain affiliated debtors under Chapter 11 of Title 11 of the United States Code , effected pursuant to the Order Confirming the First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, filed with the United States Bankruptcy Court for the District of Nevada, Northern Division on July 22, 2009 (as amended, the “Plan”) and the Asset Purchase Agreement and (iii) Green Valley Ranch Resort, pursuant to that certain Asset Purchase Agreement, dated as of March 9, 2011 (the “GVR Asset Purchase Agreement”), between GVR Borrower and Green Valley Ranch Gaming, LLC.

The Company and its subsidiaries also entered into long-term management contracts effective as of the Closing Date (as described in Item 1.01) with subsidiaries of Fertitta Entertainment, LLC (“Fertitta Entertainment”) to manage the Propco Properties, the Opco Assets, the Green Valley Ranch Resort and the Wild Wild West Gambling Hall & Hotel.

The transactions referenced above are herein collectively referred as the “Restructuring Transactions.”  The Restructuring Transactions are described in the Company’s registration statement on Form 10, originally filed with the Securities and Exchange Commission on November 12, 3010, File No 000-54193 (the “Original Filing”), as amended by Amendment No. 1, filed on January 20, 2011 (the “First Amendment”), Amendment No. 2, filed on February 25, 2011 (the “Second Amendment”), and Amendment No. 3, filed on June 7, 2011 (the “Third Amendment” and together with the Original Filing, the First Amendment, and the Second Amendment, the “Registration Statement”).  Except as set forth below, the information that would be required if the Company were filing a registration statement on Form 10 upon the consummation of the Restructuring Transactions is contained in the Registration Statement, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The Company has two classes of membership interests: (1) voting membership interests (“Voting Units”) and (2) non-voting membership interests (“Non-Voting Units” and together with the Voting Units, collectively “Units”).   On the Closing Date, 100 Voting Units were issued to Station Voteco LLC (“Station Voteco”) representing 100% of the Company’s outstanding Voting Units and 100 Non-Voting Units were issued to Station Holdco LLC (“Station Holdco”) representing 100% of the Company’s outstanding Non-Voting Units.  The following table shows each person who, as of the Closing Date, owned beneficially more than 5% of the Company’s membership interests.

Name and Address of Beneficial Owner	Voting Units	% of Voting Units	Non-Voting Units	% of Non- Voting Units
Station Voteco (a)	100	100	—	—
Station Holdco (b)	—	—	100	100
Named Executive Officers and Managers as a Group (c)	100	100	85	85

(a)                                 Station Voteco is owned by (i) Frank J. Fertitta III, (ii) Lorenzo J. Fertitta, (iii) Robert A. Cashell Jr., who was designated as a member of Station Voteco by German American Capital Corporation, and (iv) Stephen J. Greathouse, who was designated as a member of Station Voteco by JPMorgan Chase Bank, N.A.  Messrs. Cashell and Greathouse are also members of the Company’s Board of Managers.  Fertitta Station Voteco Member LLC, an entity owned by Frank J. Fertitta III and Lorenzo J. Fertitta collectively, owns 49.9% of the voting equity interests in Station Voteco, and each of Messrs. Cashell and Greathouse own 31.35% and 18.75% respectively, of the voting equity interests in Station Voteco and, as a result, each may be deemed to be a beneficial owner of the Company’s Voting Units.  The address of Station Voteco LLC is 10801 West Charleston Blvd., Suite 600, Las Vegas, Nevada 89135.

(b)                                 The equity interests of Station Holdco are owned by (i) FI Station Investor, LLC (ii) designees of German American Capital Corporation, one of the Mortgage Lenders and an indirect wholly owned subsidiary of Deutsche Bank AG, (iii) designees of JPMorgan Chase Bank, N.A., one of the Mortgage Lenders and (iv) certain general unsecured creditors of STN.  FI Station Investor owns approximately 45% of the membership interests of Station Holdco, German American Capital Corporation owns approximately 25% of the membership interests of Station Holdco, JPMorgan Chase Bank, N.A. owns approximately 15% of the membership interests of Station Holdco and the former unsecured creditors of STN will own 15% of the membership interests of Station Holdco.  Station Holdco issued two classes of warrants to the Mortgage Lenders permitting the Mortgage Lenders to purchase a total of 5% of the non-voting equity of Station Holdco at exercise prices based upon a multiple of the share value of Station Holdco on the Closing Date (the “Mortgage Lender Warrants”).  The Mortgage Lenders transferred to FI Station Investor one of the classes of warrants with the right to purchase up to 1.67% of the non-voting equity (the “Fertitta Warrants”) and transferred warrants with rights to purchase up to 3.33% of the non-voting equity to holders of the mezzanine portion of the Company’s predecessor Station Casinos, Inc.’s CMBS loans.  The Mortgage Lender Warrants have a per unit exercise price equal to two and one-half times the value of the Non-Voting Units on the Closing Date that will increase by 15% on each of the third through seventh anniversaries of the Closing Date.  The Fertitta Warrants will have a per unit exercise price equal to three times the value of the Non-Voting Units on the Closing Date that will increase by 15% on each of the third through seventh anniversaries of the Closing Date.  For purposes of determining the exercise price of the Mortgage Lender Warrants and the Fertitta Warrants, the per unit value of the Non-Voting Units will be determined based on a total equity value of Station Holdco equal to $200 million, plus the amount of any additional equity issued or capital contributions made as of the Closing Date, plus the amount of any reduction in the debt agreed to by the Mortgage Lenders in exchange for Station Holdco equity.  The Mortgage Lender Warrants and the Fertitta Warrants may only be exercised following the earlier of (i) the six and one-half year anniversary of the Closing Date and (ii) the occurrence of a capital raising transaction by Station Holdco that involves a determination of the equity value of Station Holdco (other than the transactions contemplated by the Plan) which expire on the seventh anniversary of the Closing Date.

The address of Station Holdco and FI Station Investor is 10801 West Charleston Blvd., Suite 600, Las Vegas, Nevada 89135.  The address of German American Capital Corporation is 60 Wall Street, New York, NY. The address of JPMorgan Chase Bank, N.A. is 383 Madison Street, New York, NY 10179.

(c)                                  Named executive offices and managers as a group consist of four persons for Voting Units and four persons for Non-Voting Units.

Executive Compensation

The Company’s named executive officers (the “Named Executive Officers”) are:

•                  Frank J. Fertitta, III, President and Chief Executive Officer

•                  Richard J. Haskins, Executive Vice President, General Counsel and Secretary

•                  Scott Nielson, Executive Vice President and Chief Development Officer

•                  Kevin L. Kelley, Executive Vice President and Chief Operating Officer, and

•                  Marc J. Falcone, Executive Vice President and Chief Financial Officer

Each of Frank J. Fertitta, III, Richard J. Haskins, Scott M. Nielson, Kevin L. Kelley and Marc Falcone is employed by Fertitta Entertainment, the manager of the Company’s properties.  None of these Named Executive Officers are compensated in their capacity as an officer of the Company.  As a result of the employment of the Company’s Named Executive Officers by Fertitta Entertainment and the recent acquisition by the Company of its business, the Company has not developed policies and procedures relating to the compensation policies and programs applicable to its named executive officers and it does not expect that it will develop such policies and programs in the future because the Named Executive Officers will remain employees of Fertitta Entertainment pursuant to the terms of the Management Agreements.  Each of the Named Executive Officers other than Mr. Falcone was an employee of STN prior to the Closing Date.

On June 16, 2011, Fertitta Entertainment entered into employment agreements with each of Messrs. Haskins, Nielson, and Kelley. Fertitta Entertainment entered into an employment agreement with Mr. Falcone on October 29, 2009.  The employment agreements for Messrs. Haskins, Nielson, Kelley and Falcone are collectively referred herein as the “Employment Agreements”.  Pursuant to the Employment Agreements, Fertitta Entertainment has agreed to employ the Named Executive Officers party thereto for an initial term of five years from the effective date of the applicable Employment Agreement.  Each Employment Agreement is automatically renewed for successive 3-year periods unless either party thereto gives the other written notice to the contrary at least 30-days prior to the expiration of the original term or any renewal term.

Pursuant to the terms of the Employment Agreements, Messrs. Haskins, Nielson and Falcone are each paid $500,000 per year and Mr. Kelley is paid $750,000 per year and each such Named Executive Officer is entitled to receive an annual bonus of up to 100% of base salary determined by the overall performance of Fertitta Entertainment, measured by reference to the financial, strategic and/or other criteria established by the managing members of Fertitta Entertainment.  Mr. Falcone received a cash signing bonus in the amount of $1,000,000, of which $250,000 was in the form of a loan, to be forgiven by Fertitta Entertainment, over the thirty-six month period.

The Employment Agreements also provide other benefits and perquisites, including paid vacation leave, coverage under group health and life insurance plans maintained by Fertitta Entertainment, and reimbursement for all reasonable out-of-pocket expenses incurred in performing services for Fertitta Entertainment.

In the event of termination of an Employment Agreement by mutual agreement, upon death or disability of the applicable Named Executive Officer, for “cause” or by the Named Executive Officer with thirty days advance notice, the Named Executive Officer will be entitled to compensation that is accrued and payable as of the date of termination.  In the event of termination of an Employment Agreement by Fertitta Entertainment without “cause”, the applicable Named Executive Officer will be entitled to (i) an amount equal to his base salary, paid over a period of twelve months in equal installments after the date of termination, (ii) a pro-rata portion of his annual bonus, if terminated prior to the determination of the annual bonus, which amount shall be based upon the average percentage of target bonus (or if no target was established for such year, based on the average percentage of the prior year’s cash bonus) paid to other senior executives of Fertitta Entertainment (other than Frank J. Fertitta III), and (iii) the cost of the Named Executive Officers and his “eligible” dependents to maintain COBRA coverage for a period of twelve months after the date of termination.

Pursuant to the Employment Agreements, each Named Executive Officer party thereto has agreed to certain restrictive covenants during the term of his employment and for specific periods following termination, including but not limited to not divulging confidential information, not disclosing or using confidential information for his own benefit or the detriment of the Company, nonsolicitation, and noncompetition.  Pursuant to the Employment Agreements, the Named Executive Officers party thereto have agreed that so long as he is employed by Fertitta Entertainment and for twelve months thereafter, such Named Executive Officer cannot, directly or indirectly enter the employ of, perform any services for, or own any interest in certain competitors of the Comany.

Mr. Fertitta does not have an employment agreement with Fertitta Entertainment, but is expected to receive base compensation in the amount of $1,000,000 annually, an annual bonus of up to 100% of base salary determined by the overall performance of Fertitta Entertainment, and benefits and perquisites that are available to other executive officers of Fertitta Entertainment.

In addition, on January 12, 2011, Messrs. Haskins, Nielson, Kelley and Falcone were granted units of membership interest in FE Employeeco LLC, a limited liability company that was formed to hold profit units granted by Fertitta Entertainment (“FE Employeeco”).  FE Employeeco profit units in Fertitta Entertainment, entitling it to receive approximately 15% of distributions made to holders of Fertitta Entertainment following the return of capital to holders of units in Fertitta Entertainment.  Each of Messrs. Haskins, Nielson, Kelley and Falcone hold units in FE Employeeco representing an indirect interest in approximatly 2% of the distribution make by Fertitta Entertainment following the return of capital to holders of units in Fertitta Entertainment.  Such units vest in five equal annual installments, with the first installment vesting on the Closing Date and the remaining installments vesting on the first four anniversaries of the Closing Date so long as the holder thereof is employed by Fertitta Entertainment or its affiliates on such vesting date.  Mr. Falcone’s units vest on five equal installments, with the first installment vesting on the date of grant of such units and the remaining installments vesting on the first four anniversaries of such grant date so long as Mr. Falcone is employed by Fertitta Entertainment or its affiliates on such vesting date. Vesting of such units will be accelerated in the event of a change of control of Fertitta Entertainment.  All unvested units will be forfeited in the event of a termination of employment of the applicable Named Executive Officer and, in the event that the employment of such Named Executive Officer is terminated because of certain acts of dishonesty, the commission of a felony, a finding of unsuitability by applicable gaming authorities or a material breach of the provisions of such Named Executive Officer’s employment agreement relating to competition, protection of confidential information or solicitation of employees, all vested units will be forfeited.  In addition, such units will be subject to a put right in favor of the applicable Named Executive Officer and a call right in favor of the Company in the event of a termination of employment of such Named Executive Officer and tag along and drag along rights with respect to certain transactions by Fertitta Entertainment.

Item 3.02. Unregistered Sales of Equity Securities

Pursuant to the terms of the Plan, on the Closing Date, the Company issued 100 Voting Units to Station Voteco and 100 Non-Voting Units to Station Holdco.  On the Closing Date, the Company also issued warrants to secured creditors of STN from the proceeds of the sale of the Opco Assets pursuant to the terms of the Plan.

Pursuant to the terms of the Plan, the offer, sale and issuance of the Units described above are exempt from section 5 of the Securities Act of 1933, and from any other state or local law requiring registration or licensing of an issuer of a security, pursuant to section 1145 of the Bankruptcy Code.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on the Closing Date, the following persons were appointed to the Company’s Board of Managers: Frank J. Fertitta III, Lorenzo J. Fertitta, Robert A. Cashell, Jr., Stephen J. Greathouse, James E. Nave, D.V.M. and Robert E. Lewis.  The Named Executive Officers were also appointed effective as of the Closing Date.  The information regarding the members of the Board of Managers and the Named Executive Officers contained in Item 5 of the Registration Statement is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The operating agreement of the Company was entered into on June 16, 2011.  The operating agreement is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
3.1.	Amended and Restated Operating Agreement of Station Casinos LLC dated as of June 16, 2011 between Station Voteco LLC and Station Holdco LLC.
3.2.	Amendment to Articles of Organization of Station Casinos LLC dated as of June 14, 2011.
10.1.

Credit Agreement dated as of June 16, 2011 by and among Station Casinos LLC, as borrower, Deutsche Bank AG Cayman Islands Branch, as administrative agent the other lender from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as L/C issuer, and Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint book runners (pursuant to a request for confidential treatment filed with the Securities Exchange Commission by Station Casinos LLC, confidential portions of this exhibit have been omitted and filed separately with the Securities Exchange Commission).

10.2.

Credit Agreement dated as of June 16, 2011 by and among NP Opco LLC, as borrower, Deutsche Bank AG Cayman Islands Branch, as administrative agent, each other lender party thereto, Deutsche Bank AG New York Branch, as L/C issuer, and J.P. Morgan Securities LLC, as syndication agent, and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC as joint lead arrangers and joint book runners.

10.3.

Amended and Restated Credit Agreement dated as of June 16, 2011 by and among CV Propco, LLC, as borrower, NP Tropicana LLC, as leasehold holder, NP Landco Holdco LLC, as holdco, Deutsche Bank AG Cayman Islands Branch, JPMorgan Chase Bank, N.A., and each other lender from time to time party thereto, as lenders, Deutsche Bank AG Cayman Islands Branch, as administrative agent for the secured parties, JPMorgan Chase Bank, N.A., as syndication agent, and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running manager.

10.4.

First Lien Credit Agreement dated as of June 16, 2011 by and among GVR Holdco 1 LLC, as holdings, Station GVR Acquisition, LLC, as borrower, the lenders from time to time party thereto and Jeffries Finance LLC, as administrative agent, syndication agent and documentation agent, and Jeffries Finance LLC and Goldman Sachs Lending Partners LLC as joint lead arrangers and joint book runners.

10.5.

Second Lien Credit Agreement dated as of June 16, 2011 by and among GVR Holdco 1 LLC, as holdings, Station GVR Acquisition, LLC, as borrower, the lenders from time to time party thereto and Jeffries Finance LLC, as administrative agent, syndication agent and documentation agent, and Jeffries Finance LLC and Goldman Sachs Lending Partners LLC as joint lead arrangers and joint book runners.

10.6.

Non-Competition Agreement dated as of June 16, 2011 by and among Station Casinos LLC and Station Holdco LLC, Fertitta Entertainment LLC and FI Station Investor LLC, FE Propco Management LLC, FE Opco Management LLC, FE GVR Management LLC, Frank J. Fertitta III and Lorenzo J. Fertitta, and German American Capital Corporation and JPMorgan Chase Bank, N.A.

10.7.	Equityholders Agreement dated as of June 16, 2011 by and among the Company, certain subsidiaries and affiliates of the Company and each other holder of equity interests listed therein.
10.8.	Ground Lease and Sublease dated as of June 1, 1993 by and between Boulder Station, Inc. and KB Enterprises.
10.9.	Option to Lease or Purchase dated as of June 1, 1993 by and between Boulder Station, Inc. and KB Enterprises.
10.10.	Option to Acquire Interest Under Purchase Contract dated as of June 1, 1993 by and between Boulder Station, Inc. and KB Enterprises.
10.11.	First Amendment to Ground Lease and Sublease dated as of June 30, 1995 by and between KB Enterprises and Boulder Station, Inc.
10.12.	Lease Amendment No. 1, dated as of December 23, 1996 by and between Boulder Station, Inc. and KB Enterprises.
10.13.	Second Amendment to Ground Lease and Sublease dated as of January 7, 1997 by and between KB Enterprises and Boulder Station, Inc.
10.14.	Rent Agreement to the First Amendment to Ground Lease and Sublease dated as of March 28, 2003 by and between KB Enterprises and Boulder Station, Inc.
10.15.	Ground Lease dated as of June 1, 1995 by and between Station Casinos, Inc. and Texas Gambling Hall & Hotel, Inc.
10.16.	First Amendment to Ground Lease dated as of June 30, 1995 by and between Station Casinos, Inc. and Texas Gambling Hall & Hotel, Inc.
10.17.	Lease Amendment No. 1 dated as of December 23, 1996 by and between Station Casinos, Inc. and Texas Gambling Hall & Hotel, Inc.
10.18.	Second Amendment to Ground Lease dated as of January 7, 1997 by and between Texas Gambling Hall & Hotel, Inc. and Texas Station, Inc.
10.19.	Third Amendment to Ground Lease dated as of June 13, 2011 by and between Texas Gambling Hall & Hotel, Inc. and NP Texas LLC.
10.20.	Rent Agreement to the First Amendment to Ground Lease dated as of May 12, 2000 by and between Texas Gambling Hall & Hotel Real Estate Trust and Texas Gambling Hall & Hotel, Inc.
10.21.	Assignment, Assumption and Consent Agreement (Ground Lease) dated as of July 6, 1995 by and between Station Casinos, Inc. and Texas Station, Inc.
10.22.	Asset Purchase Agreement dated as of June 7, 2010 by and among Station Casinos, Inc., the subsidiaries of Station Casinos, Inc. listed therein and FG Opco Acquisitions, LLC.
10.23.	First Amendment to Asset Purchase Agreement dated as of August 26, 2010 by and among Station Casinos, Inc., the subsidiaries of Station Casinos, Inc. listed therein and FG Opco Acquisitions, LLC.
10.24.	Second Amendment to Asset Purchase Agreement dated as of March 29, 2011 by and among Station Casinos.

Inc., the subsidiaries of Station Casinos, Inc. listed therein and FG Opco Acquisitions, LLC.
10.25.	Third Amendment to Asset Purchase Agreement dated as of April 29, 2011 by and among Station Casinos, Inc., the subsidiaries of Station Casinos, Inc. listed therein and FG Opco Acquisitions, LLC.
10.26.	Fourth Amendment to Asset Purchase Agreement dated as of June 15, 2011 by and among Station Casinos, Inc., the subsidiaries of Station Casinos, Inc. listed therein and FG Opco Acquisitions, LLC.
10.27.	Management Agreement dated as of June 16, 2011 by and between the Company and FE Propco Management LLC.
10.29.	Management Agreement dated as of June 16, 2011 by and between Station GVR Acquisition, LLC and FE GVR Management LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos LLC

Date: June 23, 2011	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President